SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2010,

2011 and 2012

3

Consolidated Balance Sheets as of March 31, 2011 and 2012

4

Consolidated Statements of Cash Flows for the years ended March 31, 2010,

2011 and 2012

6

Consolidated Statements of Changes in Shareholder’s Equity for the years ended  March 31, 2010, 2011 and 2012

8

Notes to Consolidated Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated Balance Sheet and the related Consolidated Statements of Income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2012 and 2011 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July 4, 2012

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2010	2011	2012	2012 Convenience translation into US$(unaudited)
Commission income	1,367,809	1,525,133	1,435,205	28,202
Proprietary trading, net	1,035,988	1,049,935	953,651	18,740
Distribution income, net	47,626	66,041	55,086	1,082
Interest and dividends	217,275	270,307	345,430	6,788
Other income	14,627	51,181	98,069	1,927
Total revenues	2,683,325	2,962,597	2,887,441	56,739
Expenses:
Exchange, clearing and brokerage fees	1,183,153	1,080,695	997,375	19,599
Employee compensation and benefits	904,563	1,156,777	968,547	19,032
Information and communication	101,011	103,769	97,963	1,925
Advertisement expenses	130,449	148,112	125,511	2,466
Depreciation and amortization	137,557	153,541	134,444	2,642
Interest expense	99,179	187,526	225,115	4,424
General and administrative expenses	390,369	453,772	431,098	8,471
Total expenses	2,946,281	3,284,192	2,980,053	58,559
Operating Income	(262,956)	(321,595)	(92,612)	(1,820)
Share in profits of equity investee	(12,647)	1,995	-	-
Share in extraordinary gain of equity investee	13,885	-	-	-
Impairment of equity investee	-	-	(13,205)	(259)
Income before income taxes	(261,718)	(319,600)	(105,817)	(2,079)
Income taxes	(58,544)	1,773	(15,092)	(296)
Net Income	(203,174)	(321,373)	(90,725)	(1,783)

Net Income attributable to Non-Controlling Interest	(23,039)	(121,899)	(35,447)	(697)
Net Income attributable to SMC Global	(180,135)	(199,474)	(55,278)	(1,086)
Net income	(203,174)	(321,373)	(90,725)	(1,783)
Earnings per share:
Basic Earnings before extraordinary gain	(18.58)	(19.04)	(5.20)	(0.10)
Basic Extraordinary gain	1.33	-	-	-
Basic Net income	(17.25)	(19.04)	(5.20)	(0.10)
Weighted average number of shares used to compute basic earnings per share	10,442,503	10,478,387	10,635,454	10,635,454
Diluted Earnings before extraordinary gain	(18.03)	(18.71)	(5.05)	(0.10)
Diluted Extraordinary gain	1.29	-	-	-
Diluted Net income	(16.74)	(18.71)	(5.05)	(0.10)
Weighted average number of shares used to compute diluted earnings per share	10,758,783	10,658,933	10,943,869	10,943,869

The accompanying notes are an integral part of these financial statements.

	S.C Aggrawal	Mahesh C. Gupta
	Chairman & Managing Director	Vice Chairman & Managing Director

	Ajay Garg	Suman Kumar
	Director	Company Secretary
Delhi, India
July 4, 2012

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2011	2012	2012 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	119,243	213,283	4,191
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil in 2011 and Rs Nil in 2012)	480,887	211,472	4,156
Receivables from customers (net of allowance for doubtful debts of Rs. 99,382 in 2011 and Rs.125,030 in 2012)	1,242,346	1,559,887	30,652
Due from related parties	71,670	65,192	1,281
Securities owned:
Marketable, at market value	1,066,336	995,583	19,563
Commodities, at market value	231,982	370,540	7,281
Derivatives assets held for trading	294,631	543,906	10,688
Investments	368,626	171,741	3,375
Deposits with clearing organizations and others	2,359,346	3,530,004	69,365
Property and equipment (net of accumulated depreciation of Rs.397,826 in 2011 and Rs. 480,941 in 2012)	316,740	252,279	4,957
Intangible assets (net of accumulated amortization of Rs. 108,333 in 2011 and Rs. 131,214 in 2012)	32,788	28,724	565
Deferred taxes, net	210,798	251,711	4,946
Other assets	1,192,053	1,155,300	22,702
Total Assets	7,987,446	9,349,622	183,722
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	107,404	109,717	2,156
Payable to customers	1,997,444	2,643,708	51,949
Derivatives held for trading	178	7,210	142
Accounts payable, accrued expenses and other liabilities	269,780	241,610	4,748
Due to related parties	-	4,170	82
Overdrafts and long term debt	1,629,618	1,759,476	34,574
Total Liabilities	4,004,424	4,765,891	93,651
Commitments and contingencies (Note 29)

The accompanying notes are an integral part of these financial statements.

	S.C Aggrawal	Mahesh C. Gupta
	Chairman & Managing Director	Vice Chairman & Managing Director

	Ajay Garg	Suman Kumar
	Director	Company Secretary
Delhi, India
July 4, 2012

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2011	2012	2012 Convenience translation into US$ (unaudited)
Shareholder’s Equity
Common Stock	104,784	109,458	2,151
(28,010,000 common stock authorized; 10,478,387 and 10,945,758 equity shares issued and outstanding as of March 31, 2011 and 2012, par value Rs. 10)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31,2011 and 2012, par value Rs. 10)
Subscription received in advance	6,000	10,000	197
Additional paid in capital	2,903,173	3,367,249	66,167
Retained earnings	821,324	766,046	15,053
Other reserves	-	-	-
Accumulated other comprehensive income / (loss)	8,739	(945)	(19)
Total Shareholder’s Equity	3,844,020	4,251,808	83,549
Non controlling interest	139,002	331,923	6,522
Total Liabilities and Shareholder’s Equity	7,987,446	9,349,622	183,722

The accompanying notes are an integral part of these financial statements.

	S.C Aggrawal	Mahesh C. Gupta
	Chairman & Managing Director	Vice Chairman & Managing Director

	Ajay Garg	Suman Kumar
	Director	Company Secretary
Delhi, India
July 4, 2012

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2010	2011	2012	2012 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	(180,135)	(199,474)	(55,279)	(1,086)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	137,557	153,541	134,444	2,642
Deferred tax expense / (benefit)	(88,920)	(36,852)	(40,913)	(804)
Share of profits in equity investee and extraordinary gain	12,647	(1,995)	13,205	260
(Gain)/Loss on sale of property and equipment	(329)	(1,867)	2,611	51
(Gain)/Loss on sale of investment	(1,955)	(10,502)	142	3
Fair value (gain) / loss on investment	17,699	32,917	36,696	721
Fair value (gain) / loss on trading securities	32,777	(1,179)	25,743	506
Minority interest	(23,039)	(121,899)	(35,447)	(697)
Extraordinary gain	(13,885)	-	-	-
Allowance for doubtful debts	40,261	50,577	68,592	1,348
Provision for gratuity and compensated absence	8,099	3,171	10,697	210
Changes in assets and liabilities:
Receivables from clearing organizations	340,754	(354,425)	269,415	5,294
Receivables from customers	684,843	(17,126)	(386,134)	(7,587)
Dues from related parties	15,882	54,027	6,478	127
Dues to related parties	(649,118)	(3,521)	4,170	82
Securities owned	(770,350)	685,978	45,010	884
Commodities	(435,888)	221,569	(138,557)	(2,723)
Derivatives held for trading, net	(133,860)	(285,897)	(242,243)	(4,760)
Deposits with clearing organizations and others	325,901	(955,770)	(1,170,657)	(23,004)
Other assets	(50,735)	95,725	37,438	736
Payable to broker-dealers and clearing organizations	11,180	69,658	2,314	46
Payable to customers	27,280	33,174	646,264	12,699
Book overdraft	62,366	38,485	26,416	519
Accrued expenses	68,087	47,449	(41,110)	(808)
Net cash used in operating activities	(562,881)	(504,236)	(780,705)	(15,341)
Cash flows from investing activities
Purchase of property and equipment	(202,992)	(77,526)	(55,791)	(1,096)
Proceeds from sale of property and equipment	3,936	12,737	6,143	121
Purchase of investments	(562,423)	(605,109)	(104,000)	(2,044)
Proceeds from sale of investments	1,955	803,491	467,029	9,177
Acquisition of intangible assets	(52,722)	(13,130)	(5,576)	(110)
Acquisition of subsidiaries, net of cash acquired	(12,744)	-	439	9
Net cash used in / provided by investing activities	(824,990)	120,463	308,244	6,057
Cash flows from financing activities
Net movement in overdrafts and long term debt	678,834	428,151	103,441	2,033
Proceeds from issue of share capital, net of incremental costs	310,002	-	468,750	9,211
Cash paid by minority interest to acquire right to increase in minority	300,000	-	-	-
Proceed from issue of share warrant	123,998	-	-	-
Subscription received in advance / (refunded)	2,775	(4,536)	4,000	78

Net cash provided by financing activities	1,415,609	423,615	576,191	11,322
Effect of exchange rate changes on cash and cash equivalents	(1,018)	954	(9,692)	(190)
Net (decrease) / increase in cash and cash equivalents during the year	26,720	40,796	94,038	1,848
Add: Balance as of beginning of the year	51,727	78,447	119,243	2,343
Balance as of end of the year	78,447	119,243	213,283	4,191

Supplemental cash flow information:

Year ended March 31,	2010	2011	2012	2012 Convenience translation into US$ (unaudited)
Income taxes paid	8,346	45,785	54,232	1,066
Interest paid	77,459	158,062	190,494	3,743

Non cash items:

Year ended March 31,	2010	2011	2012	2012 Convenience translation into US$ (unaudited)
Common stock issued on amalgamation of SAM Global with SMC Global	114,033	-	-	-
Increase in additional paid in capital on dilution gain in SMC Wealth	16,059	-	-	-
Increase in additional paid in capital on stake acquisition in SMC Capital	264	-	-	-

The accompanying notes are an integral part of these financial statements.

	S.C Aggrawal	Mahesh C. Gupta
	Chairman & Managing Director	Vice Chairman & Managing Director

	Ajay Garg	Suman Kumar
	Director	Company Secretary
Delhi, India
July 4, 2012

July 4, 2012

SMC Global Securities Limited
Consolidated Statements of Changes in Shareholder's Equity
(Rs in thousands)	Common Stock		Subscription received in advance	Additional paid in capital	Retained earning	Other reserves	Accumulated other comprehensive income/(loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31,2010	10,478,387	104,784	10,536	2,779,175	1,020,798	123,998	8,020	260,901	4,308,212
Refund of subscription received in advance	-	-	(4,536)	-	-	-	-	-	(4,536)
Forfeiture of warrants	-	-	-	123,998	-	(123,998)	-	-	-
Net income for the year	-	-	-	-	(199,474)	-	719	(121,899)	(320,654)
Balance as of March 31,2011	10,478,387	104,784	6,000	2,903,173	821,324	-	8,739	139,002	3,983,022
Subscription received	-	-	4,000	-	-	-	-	-	4,000
Issue of Share	467,371	4,674	-	464,076	-	-	-	-	468,750
Consolidation of SMC Finvest due to Control on Board	-	-	-	-	-	-	-	222,404	222,404
Consolidation of Moneywise Finvest due to Control on Board	-	-	-	-	-	-	-	5,964	5,964
Net income for the year	-	-	-	-	(55,278)	-	(9,684)	(35,447)	(100,409)
Balance as of March 31,2012	10,945,758	109,458	10,000	3,367,249	766,046	-	(945)	331,923	4,583,731
Balance as of March 31,2012 Convenience translation into US$ (unaudited)		2,151	197	66,167	15,053	-	(19)	6,522	90,071

The accompanying notes are an integral part of these financial statements.

	S.C Aggrawal	Mahesh C. Gupta
	Chairman & Managing Director	Vice Chairman & Managing Director

	Ajay Garg	Suman Kumar
	Director	Company Secretary
Delhi, India
July 4, 2012

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and USE Stock Exchange Limited in currency segment of the Exchange. Pursuant to amalgamation of SAM Global Securities Limited (“SAM”) with the Company, now the Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”) and National Spot Exchange Limited (“NSEL”)  in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited  holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad  Stock Exchange, Calcutta Stock Exchange in India.  Pursuant to amalgamation of SAM with the Company, now the Company is also listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Investments, SMC Capitals, SMC ARC, Moneywise Financial, SMC Comex and SMC Insurance, from the date of acquisition.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) as the company has acquired complete control over its operating and financial decisions (earlier treated under equity method of accounting). The Company had invested Rs. 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested Rs. 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2012 have been translated into U.S.dollars (US$) at US$1.00 = Rs. 50.89 based on the spot exchange as on March 31, 2012 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

 Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2012, was equal to the Group’s net earnings.

Earnings per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In May 2011, the FASB issued amendments to the existing guidance on fair value measurement in Accounting Standards Update No. 2011-04—"Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs". The amendments are intended to create consistency between U.S. generally accepted accounting standards and International Financial Reporting Standards on measuring fair value and disclosing information about fair value measurements. The amendments clarify the application of existing fair value measurement requirements including (i) the application of the highest and best use valuation premise concepts, (ii) measuring the fair value of an instrument classified in a reporting entity's shareholders' equity, and (iii) quantitative information required for fair value measurements categorized within Level 3. In addition, the amendments require additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this update are effective for fiscal years, and interim periods beginning on or after December 15, 2011. These changes are required to be applied prospectively. The Company does not expect a material impact upon adoption of the provisions of the FASB guidance on the Company's consolidated financial statements.

In June 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update No. 2011-05—"Comprehensive Income (Topic 220): Presentation of Comprehensive Income" an amendment to the existing guidance on the presentation of comprehensive income. Under the amended guidance, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option in U.S. GAAP to present other comprehensive income in the statement of changes in equity. The amendments are effective on a retrospective basis for fiscal years, and interim periods within those years, beginning on or after December 15, 2011. The adoption of this amendment will result in a change to the Company's current presentation of comprehensive income.

In September 2011, the FASB issued ASU 2011-08, "Intangibles—Goodwill and Other (Topic 350)." The objective of this update is to simplify how entities test goodwill for impairment. This update permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The update is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011. The Company does not expect any material impact upon the adoption of this update.

In December 2011, the FASB issued guidance enhancing disclosure requirements about the nature of an entity's right to offset and related arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate material impact on our financial statements upon adoption.

       3.

 Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited)  as the company has acquired complete control over its operating and financial decisions (accounted under equity method of accounting in previous year). The Company had invested Rs. 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested Rs. 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

The company has subscribed 4,000,000 shares (Face value of Rs. 10) at par through fresh issue of its subsidiary SMC Capitals Limited during the year.

SMC Comtrade Limited has subscribed 5,000,000 shares (Face value of Rs.10) shares in its wholly own subsidiary SMC Insurance Brokers Private Limited through fresh issue during the year.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global, SMC Comtrade, SMC Capital, SMC Wealth, Moneywise Financial, SMC ARC, SMC Finvest and Moneywise Finvest on a pro forma basis, as though the SMC Finvest and Moneywise Finvest had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Year ended, March 31	2011	2012	2012
			US $
Total revenue	2,980,407	2,887,441	56,739
Earnings before extraordinary gain	(311,810)	(90,725)	(1,783)
Net income	(195,744)	(55,278)	(1,086)
Earnings per share before extraordinary gain	(18.68)	(5.20)	(0.10)
Basic Earnings per share	(18.68)	(5.20)	(0.10)
Diluted Earnings per share	(18.71)	(5.05)	(0.10)

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2011	2012	2012
			US $
Receivable from clearing organizations	480,887	211,472	4,156
Total	480,887	211,472	4,156

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2011	2012	2012
			US $
Equity shares	1,066,336	995,583	19,563
Total	1,066,336	995,583	19,563

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2011	2012	2012
			US $
Exchange traded derivatives held for trading	294,631	543,906	10,688
Total	294,631	543,906	10,688

8.

Other Assets

               Other assets consist of:

As of March 31,	2011	2012	2012 US $
Advance to BCCL	499,953	414,671	8,148
Prepaid expenses	28,022	67,915	1,335
Security deposits	64,909	54,094	1,063
Advance tax, net	60,281	82,409	1,619
Others	538,888	536,211	10,537
Total	1,192,053	1,155,300	22,702

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited (BCCL) for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2011	2012	2012 US $
Land	10,022	10,022	197
Building	56,084	56,084	1,102
Equipment	103,476	100,710	1,979
Furniture and Fixture	191,727	189,919	3,732
Computer Hardware	285,040	302,531	5,945
Vehicle	31,552	37,287	733
Satellite Equipment	36,665	36,667	720
Total property and equipment	714,566	733,220	14,408
Less: Accumulated depreciation	397,826	480,941	9,451
Total property and equipment, net	316,740	252,279	4,957

Depreciation expense amounted to Rs. 106,392, Rs. 124,405 and Rs. 111,574 for the years ended March 31, 2010, 2011 and 2012 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2011	2012	2012 US $
Vehicle	7,822	11,771	231
Total leased property and equipment	7,822	11,771	231
Less: Accumulated depreciation	1,531	3,659	72
Total leased property and equipment, net	6,291	8,112	159

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 115,576 and Rs.193,315 as of March 31, 2011 and 2012.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2011	2012	2012 US $
Intangible assets subject to amortization
Software	128,235	133,158	2,618
Customer relationship	7,500	7,500	147
Intangible assets not subject to amortization
Goodwill	1,500	14,725	289
Membership in exchange	3,886	4,555	89
Total intangible assets	141,121	159,938	3,143
Less: Accumulated amortization	108,333	131,214	2,578
Total intangible assets, net	32,788	28,724	565

Amortization expense amounted to Rs. 31,165, Rs. 29,136 and Rs. 22,870 for the years ended March 31, 2010, 2011 and 2012 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were Rs.62,095 and  Rs.99,326 as on March 31,2011 and 2012.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2013	7,686
2014	3,249
2015	908

11.

Investments

Investments consist of:

As of March 31,	2011	2012	2012 US $
Investments accounted for by equity method	172,435	-	-
Trading investment	116,945	124,226	2,441
Other investment	79,246	47,515	934
Total	368,626	171,741	3,375

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has decided to write off the value of investment. The carrying amount of equity investments without readily determinable market value is Rs. 13,204 and Rs. Nil as on March 31, 2011 and 2012.

Trading investment consists of investment in shares, mutual fund and derivatives and includes Rs.  (7,657) and Rs.(7,451) as of March 31, 2011 and 2012 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs 928,872 and Rs. 1,032,151 as of March 31, 2011 and 2012, respectively, at average effective interest rates of 8.75% and 11.02% respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 171,022 and Rs. 197,439 at March 31, 2011 and 2012, respectively.

Long Term Debt

a)

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs. 4,724 and Rs. 4,886 at March 31, 2011 and 2012, respectively, at average effective interest rates of 9.7% and 9.9%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2012, are Rs. 2,706 in fiscal 2013, Rs.1,583 in fiscal 2014, Rs. 603 in fiscal 2015.

b)

Long-term debt outstanding comprises of term loan facilities. The long-term debt was Rs. 525,000 and Rs. 525,000 at March 31, 2011 and 2012, respectively, at average effective interest rates of 12.6% and 12.6%, respectively.

Refer Note 20 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of Rs. 30,000 in NSE and Rs. 30,000 in BSE. As of March 31, 2011 and 2012, the net capital as calculated in the periodic reports was Rs. 1,168,390 and Rs. 1,165,176.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2011 and 2012, the net capital as calculated in the periodic reports was Rs. 707,720 and Rs. 714,647.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2011 and 2012, the net capital as calculated in the periodic reports was Rs. 13,559 and Rs. 32,298.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of Rs. 50,000. As of March 31, 2011 and 2012, the net capital as calculated in the periodic reports was Rs. 58,827 and Rs. 85,983.

14.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2011	2012	2012 US $
Payable to clearing organizations	24,697	29,609	582
Commission payable	82,707	80,108	1,574
Total	107,404	109,717	2,156

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2011	2012	2012 US $
Security deposits	26,311	25,142	494
Accrued expenses	69,989	56,519	1,111
Other liabilities	34,030	30,454	599
Employee benefits	20,157	30,044	590
Salary payable	82,561	76,585	1,505
Others	36,732	22,866	449
Total	269,780	241,610	4,748

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2010	2011	2012	2012 US $
Gross distribution revenue	171,604	350,190	341,635	6,713
Less: Distribution revenues attributable to sub-brokers	123,978	284,149	286,549	5,631
Net distribution income	47,626	66,041	55,086	1,082

17.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2010	2011	2012	2012 US $
Domestic taxes
Current	30,376	38,625	25,821	508
Deferred	(88,920)	(36,852)	(40,913)	(804)
Aggregate taxes	(58,544)	1,773	(15,092)	(296)

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2010	2011	2012	2012 US $
Net income before taxes	(261,718)	(319,600)	(105,817)	(2,079)
Enacted tax rates in India	33.22%	32.45%	32.45%	32.45%
Computed tax expense	(84,927)	(103,710)	(34,338)	(675)
Permanent differences
Provision for litigation reserve	340	324	324	6
Reversal of deferred tax created in earlier years	-	30,375	4,469	88
Other permanent differences	26,043	71,238	14,453	285
Income taxes recognized in the statement of income	(58,544)	1,773	(15,092)	(296)

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2011	2012	2012 US $
Deferred tax assets:
Provision for gratuity	6,352	7,969	156
Allowance for doubtful debts	32,245	38,907	765
Provision of SEBI settlement charges	325	324	6
Revenue/expenses not recognized for tax purposes	16,196	29,471	579
Property and equipment	6,979	26,900	529
Brought forward losses/unabsorbed depreciation	103,628	131,952	2,593
Impairment of Equity Investee	-	6,998	137
Others (including deferred VSAT recovery)	45,073	9,190	181
Total deferred tax assets	210,798	251,711	4,946

Deferred tax liabilities:
Total deferred tax liabilities	-	-	-
Net deferred tax (liabilities)/assets	210,798	251,711	4,946

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2009-10 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

18.

Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2011 and 2012, the Group had outstanding derivative contracts with notional amounts of Rs. 56,069,615 and Rs. 38,439,496 respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands, it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2011 and 2012 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2011	2012	2012
			US $
Derivative assets	294,631	543,906	10,688
Total	294,631	543,906	10,688

As of March 31,	2011	2012	2012 US $
Derivative liabilities	178	7,210	142
Total	178	7,210	142

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2011, the fair value of securities received as collateral under the agreements with customers was Rs.4,240,252, and the fair value of the collateral that had been re-pledged was Rs. 2,413,248. At March 31, 2012, the fair value of securities received as collateral under the agreements with customers was Rs. 3,653,827 and the fair value of the collateral that had been re-pledged was Rs.1,957,615 .

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2011 and 2012, the Group, with certain limitations, had access to Rs. 1,135,877 and Rs. 2,340,394 in unutilized bank borrowings and Rs. 1,748,550 and Rs. 288,550 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 29 for an overview of pending regulatory and litigation matters.

19.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Global, and the amounts recognized in SMC Global’s balance sheets and statements of income.

As of March 31,	2010	2011	2012	2012 US $
Accumulated benefit obligation	10,074	10,506	15,689	308
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	11,915	21,519	18,543	364
Service cost	10,588	8,359	7,345	144
Interest cost	894	1,817	1,623	32
Benefit paid	(63)	(561)	(2,389)	(47)
Actuarial loss/(gain)	(2,363)	(8,283)	3,035	60
Projected benefit obligation as of end of the year	20,971	22,851	28,157	553
Change in plan assets
Employer contribution	595	-	500	10
Fair value of plan assets as of end of the year	4,920	4,693	2,747	54
Funded status of plan	(16,051)	(18,158)	(25,410)	(499)
Accrued benefit cost	(16,051)	(18,158)	(25,410)	(499)

The components of   net gratuity cost are reflected below:

Year ended March 31,	2010	2011	2012	2012 US $
Service cost	10,588	8,359	7,345	144
Interest cost	894	1,817	1,623	32
Amortization	(255)	(418)	(639)	(13)
Net gratuity costs	11,227	9,758	8,329	163

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2010, 2011 and 2012 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2010	2011	2012
Discount rate	7.5%	8.4%	8.8%
Long term rate of compensation increase	4.5%	4.8%	4.6%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2010	2011	2012
Discount rate	8.3%	8.4%	8.8%
Long term rate of compensation increase	4.5%	4.8%	4.6%
Expected rate of return on assets	8.3%	8.4%	8.5%

SMC Global expects to contribute Rs. 500 to its Gratuity plan during the year ending March 31, 2012. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2013	2,161
2014	2,693
2015 2016 2017	3,849 5,846 6,510
2018-2022	31,062

The Group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2012, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 10,345, Rs.18,471 and Rs. 16,736 for the years ended March 31, 2010, 2011 and 2012 respectively.

20.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2011	2012	2012 US $
Fixed deposits	2,087,369	3,126,861	61,444
Securities owned	532,730	532,028	10,454
Total	2,620,099	3,658,889	71,898

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares  from Kotak Mahindra Bank, Kotak Mahindra Prime Ltd., Morgan Stanley, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, Yes Bank, SBBJ and Federal Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

The group has obtained a term loan of Rs. 525,000 from ICICI Bank. It is secured by a first pari passu charge over all its movable property (present and future) and other tangible and intangible assets, includes trade receivables and current assets. It is further secured by pledging 10% of total paid up capital by promoters. The promoters have also provided a non disposable undertaking for 10% of paid up capital of the company. The debt is also secured by personnel guarantee of directors.

21.

Related Party Transactions

The Group has entered into transaction with the following related parties during the period ended March 31, 2012:

Key management personnel
1) Mr. S. C. Aggarwal
2) Mr. M. C. Gupta
3) Mr. Ajay Garg
4) Mr. Rakesh Gupta*
5) Mr. Anurag Bansal
6) Mr. Ravi Aggarwal
7) Mr. D. K. Aggarwal
8) Mr. Pradeep Aggarwal
9) Ms. Hemlata Aggarwal
10) Ms. Sushma Gupta
11) Mr. Pravin Agarwal
12) Ms. Reema Garg
13) Mr. Lalit Kumar Aggarwal
14) Mr. O. P. Agarwal
15) Ms. Shweta Aggarwal
16) Ms. Aditi Aggarwal 17) Mr. Narendra Balasia 18) Mr. Himanshu Gupta 19) Mr. Sanjeev Gupta 20) Mr. Finney Cherian

* Resigned during the year.

               Other related parties (entities which are controlled or significantly influenced by the key management personnel and their closed relatives)

1)

SMC Share Brokers Ltd.

2)

MVR Share Trading (P) Ltd.

Joint Venture/Associate Entities

1)

Sanlam International Investment Partners Limited

2)

Trackon Telematics Private Limited

3)

Sanlam Equity Analytics (India) Private Limited

4)

Sanlam Investment Management (Pty) Limited

The transaction with the following related parties for the year ended March 31, 2010, 2011 and 2012:

Year ended March 31, 2010

Relationship	Key Management Personnel	US$	Associate companies	US$	Other related parties	US$
Rendering of Service	42	-	-	-	-	-
Reimbursement of expenses received by group	-	-	42,988	956	-	-
Purchase of Investment	-	-	163,800	3,644	-	-
Issue of Common Stock	-	-	300,000	6,674	-	-

              Year ended March 31, 2011

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	136	3	3,135	70	-	-
Reimbursement of expense Claimed	-	-	780	18	-	-
Reimbursement of expense Paid	-	-	1,092	25	-	-
Purchase of Fixed Assets	-	-	17,669	397	-	-
Payment of office security	-	-	1,444	32	-	-

Year ended March 31, 2012

Relationship	Key Management Personnel	US $	Associate Companies	US $	Other Related Parties	US $
Rendering of Service	231	5	2,866	56	-	-
Reimbursement of expense Claimed	-	-	353	7	-	-
Reimbursement of expense Paid	-	-	11	-	-	-
Purchase of Fixed Assets	-	-	-	-	-	-
Payment of office security	-	-	-	-	-	-

The balance with related parties as of March 31, 2011 and 2012 comprised the following:

Year ended March 31, 2011

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	20,183	453	51,487	1,156

   Year ended March 31, 2012

Relationship	Key Management Personnel	US $	Associate companies	US $	Other related parties	US $
Amount due from related parties	-	-	21,610	425	43,582	856
Amount due to related parties	-	-	1,320	26	2,850	56

             Payment made to key management personnel:

As of March 31,	2010	2011	2012	2012 US $
Salary and allowances	40,435	45,416	44,737	879
Sitting fee	135	334	352	7
Total	40,570	45,750	45,089	886

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

22.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments in the current year on the basis of Business activities carried on including by its subsidiaries, in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year Ended March 31,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,486,663	757,028	211,423	55,537	10,911	51,683	2,591	(33,825)	2,542,011	49,951
Interest income	225,840	28,400	1,054	13,143	76,693	314	(14)	-	345,430	6,788
Interest expenses	204,052	13,666	96	2	7,285	14	-	-	225,115	4,424
Depreciation and amortization	85,703	13,671	22,380	10,903	964	823	-	-	134,444	2,642
Income taxes	(18,590)	2,026	7,027	-	694	(6,739)	490	-	(15,092)	(296)
Net Income	(25,940)	31,540	(4,341)	(97,584)	16,687	(11,730)	643	-	(90,725)	(1,783)
Total assets	7,624,961	2,062,142	209,750	199,567	1,348,140	111,110	24,036	(2,230,084)	9,349,622	183,722

Year ended March 31,	2011
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,841,461	519,216	246,908	75,637	(8,400)	45,936	(1,002)	27,466	2,692,290	60,447
Interest income	217,804	15,478	114	6,524	30,444	-	284	341	270,307	6,069
Interest expenses	177,309	9,219	182	10	1,146	1	-	341	187,526	4,210
Depreciation and amortization	104,270	12,733	26,523	8,750	455	810	-	-	153,541	3,447
Income taxes	3,361	9,587	(32,702)	30,375	(1,398)	(6,758)	(692)	-	1,773	40
Net Income	(12,440)	8,978	(57,788)	(243,797)	(2,110)	(12,550)	(1,666)	-	(321,373)	(7,214)
Total assets	7,574,848	900,565	248,287	310,222	633,853	86,165	23,535	1,790,029	7,987,446	179,332

23.

Common Stock

The company has issued and allotted 467,371 common shares of par value Rs. 10 each at a premium of Rs.992.95 to Sanlam International Partners Ltd through private placement on preferential basis on November 30, 2011.

24.

Retained Earning

As per the requirement of Non Banking Financials Companies Prudential Norms issued by Reserve Bank of India, the group has created a statutory reserve of Rs 679 and Rs 544 for the years ended March 31,2011 and  2012 respectively for its NBFC business (under the name of wholly owned subsidiary Moneywise Financial Services Private Limited), which is included in retained earnings.

25.

Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Year ended March 31	2010	2011	2012
Weighted average shares outstanding- Basic	10,442,503	10,478,387	10,635,454
Effect of diluted securities on account of warrants	316,280	-	-
Effect of diluted securities on account of contract with Sanlam International Investment Partners Limited for issue of equity shares	-	180,546	308,415
Weighted average shares outstanding-diluted	10,758,783	10,658,933	10,943,869

Income available to common stock holders of the group used in the basic and diluted earnings per share calculations were determined as follows:

Year ended March 31	2010	2011	2012	2012 US $
Income available to the common shareholders of the group	(180,135)	(199,474)	(55,278)	(1,086)
Net Income available for calculating diluted earnings per share	(180,135)	(199,474)	(55,278)	(1,086)
Basic earnings per share	(17.25)	(19.04)	(5.20)	(0.10)
Diluted earnings per share	(16.74)	(18.71)	(5.05)	(0.10)

26.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value:

The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities:

The fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings:

The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

27.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2010	2011	2012
Revenue from top two customers	1.6%	1.6%	0.94%
Revenue from top five customers	2.9%	2.8%	2.06%
Revenue from top ten customers	4.4%	4.5%	3.57%

28.

Dividend

Final dividends, if  proposed by the Board of Directors are payable when formally approved by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs 1,150,172, Rs.1,187,176 and Rs. 1,195,018 as of March 31, 2010, 2011 and 2012 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10%, depending on the dividend percentage to be declared in such year.

29.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to Rs. 135,628, Rs. 145,935 and Rs. 118,393 for the years ended March 31, 2010, 2011 and 2012 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2011 and 2012, guarantees of Rs.3,608,575 and Rs. 2,710,075 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.8% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is subject to periodic inspection by governmental and regulatory agencies, which may sometimes result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SMC Group has one Show Cause Notice , issued by SEBI, pending as on date of reporting. Details of the show cause notice are  as under;

Show Cause notice under Regulations 25 of SEBI(Intermediaries) Regulations, 2008 vide Notice No. EAD-4/ENQ/PKB/EIF-13/OW/22480/2010 dated 6th October 2010 and MIRSD-2/AM-KR/8588/2012 dated 16th April 2012.

SEBI had conducted an inspection for clearing activities for the period 1st Dec, 2008 to 24th Nov, 2009. The inspection reported under collection of margin from trading members leading to wrong reporting of margin and excess exposure to client trading members. The company did reply on the findings on 19th April, 2010. SEBI has issued a show cause notice (SCN) on 6th Oct, 2010 with respect to inspection conducted. Under this SCN, SEBI has also appointed a Designated Authority (DA) to investigate the issue and place its report. The said SCN was duly replied in writing on 25th Nov. 2010 and the company has also made a representation in person to DA on 7th April 2011. Further submissions in writing were also furnished on 9th May 2011 to SEBI appointed DA.

Post our above-mentioned submissions and representation in person, SEBI has issued another SCN vide reference no. MIRSD-2/AM-KR/8588/2012 dated 16th April 2012, seeking further clarification based upon the observations made by DA.

The Company has sought clarification on SCN via application dated 14th May, 2012, requesting the SEBI to keep the proceedings emnating from the SCN in abeyance and kindly  address the preliminary issues including clarification on various matters.

20.

Subsequent Events

The company has allotted 367,687 equity shares of Rs. 10/- each at premium of Rs. 1,105.10 per share on 29th June, 2012 to SANLAM International Investment Partners Limited, pursuant to share subscription agreement dated 30th May, 2011.

The Company has entered following share purchase agreements with SANLAM International Investment Partners Limited dated 30st May, 2011:

-

Purchase of 25,010,000 equity shares being 61% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at Rs.8.80 per share aggregating Rs.220,088;

-

Purchase of 610,000 equity shares 61% interest in Moneywise Finvest Limited (Formerly Sanlam Trustee Company (India) Limited) at Rs.9.67 per share for Rs. 5,899;

-

Purchase of 7,499,999 equity shares being 49.99% interest in SMC Investment and Advisors Limited (Formerly Sanlam Investment and Advisors (India) Limited) at Rs.40 per share for Rs. 299,999.

After the execution of the above share purchase agreements, the above companies will become wholly owned subsidiaries of the Group.

The above mentioned purchase agreement shall be executed on completion of conditions precedent to the agreement and receipt of requisite approvals.